Exhibit 10.13

GUARANTY

dated as of

September 28, 2012

among

SKY GROWTH INTERMEDIATE HOLDINGS II CORPORATION,

as Holdings,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME,

and

BANK OF AMERICA, N.A.,

as Administrative Agent

SCHEDULES

Schedule I	Guarantors

EXHIBITS

Exhibit I	Form of Guaranty Supplement

This GUARANTY, dated as of September 28, 2012, is among SKY GROWTH INTERMEDIATE HOLDINGS II CORPORATION, a Delaware corporation (“Holdings”), and the other Guarantors set forth on Schedule I hereto and BANK OF AMERICA, N.A., as Administrative Agent.

Reference is made to the Credit Agreement, dated as of September 28, 2012 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among SKY GROWTH ACQUISITION CORPORATION, a Delaware corporation (which on the Closing Date shall be merged with and into PAR PHARMACEUTICAL COMPANIES, INC., a Delaware corporation (the “Company”), with the Company surviving such merger as a borrower under the Credit Agreement referred to below (the “Parent Borrower”)), Holdings, PAR PHARMACEUTICAL, INC. (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Lenders party thereto from time to time, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other parties thereto from time to time.

The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement and the L/C Issuers have agreed to issue Letters of Credit for the account of the Borrowers on the terms and conditions set forth therein. The obligations of the Lenders to extend such credit and the obligations of the L/C Issuers to issue Letters of Credit are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Guarantor (as defined below). The Guarantors are affiliates of one another and will derive substantial direct and indirect benefits from (i) the extensions of credit to the Borrowers pursuant to the Credit Agreement and (ii) the issuance of Letters of Credit by the L/C Issuers in accordance with the Credit Agreement, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the L/C Issuers to issue such Letters of Credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Credit Agreement Definitions.

(a) Capitalized terms used in this Agreement, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accommodation Payment” has the meaning assigned to such term in Article III.

“Agreement” means this Guaranty.

“Allocable Amount” has the meaning assigned to such term in Article III.

“Guaranteed Obligations” mean the “Obligations” as defined in the Credit Agreement.

“Guarantors” means, collectively, Holdings, each other Guarantor listed on Schedule I hereto and any other Person that becomes a party to this Agreement after the Closing Date pursuant to Section 4.12; provided that if any such Guarantor is released from its obligations hereunder as provided in Section 4.11(b), such Person shall cease to be a Guarantor hereunder effective upon such release.

“Guaranty Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Secured Parties” has the meaning provided in the Credit Agreement.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“UFCA” has the meaning assigned to such term in Article III.

“UFTA” has the meaning assigned to such term in Article III.

ARTICLE II

Guarantee

Section 2.01 Guarantee.

Each Guarantor irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, in each case, whether such Guaranteed Obligations are now existing or hereafter incurred under, arising out of or in connection with any Loan Document, Secured Hedge Agreements or Secured Cash Management Agreements, and whether at maturity, by acceleration or otherwise. Each of the Guarantors further agrees that the Guaranteed Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, such Guarantor and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Guaranteed Obligation. Each of the Guarantors waives promptness, presentment to, demand of payment from, and protest to, any Guarantor or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02 Guarantee of Payment.

Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof)

and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of any of the Guaranteed Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of any other Guarantor or any other Person. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or any of the Borrowers, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or any of the Borrowers and whether or not any other Guarantor or any of the Borrowers be joined in any such action or actions. Any payment required to be made by a Guarantor hereunder may be required by the Administrative Agent or any other Secured Party on any number of occasions.

Section 2.03 No Limitations.

(a) Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 4.11, to the fullest extent permitted by applicable Law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable Law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.11 (but without prejudice to Section 2.04), the obligations of each Guarantor hereunder shall not be discharged, impaired or otherwise affected by (i) the failure of the Administrative Agent, any other Secured Party or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of any security held by the Administrative Agent or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (v) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Administrative Agent or any other Secured Party; (vi) any change in the corporate existence, structure or ownership of any Loan Party, the lack of legal existence of any of the Borrowers or any other Guarantor or legal obligation to discharge any of the Guaranteed Obligations by any of the Borrowers or any other Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party; (vii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against any of the Borrowers, the Administrative Agent, any other Secured Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction; (viii) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Closing Date or (ix) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or discharge of, the Borrowers, any Guarantor or any other guarantor or surety as a matter of law or equity (in each case, other than the payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made)). Each Guarantor expressly authorizes the applicable Secured Parties, to the extent permitted by the Security Agreement, to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations all without affecting the obligations of any Guarantor hereunder. Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor under this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal or state law.

(b) To the fullest extent permitted by applicable Law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.11 (but without prejudice to Section 2.04), each Guarantor waives any defense based on or arising out of any defense of any of the Borrowers or any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Guarantor, other than the payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made). The Administrative Agent and the other Secured Parties may in accordance with the terms of the Collateral Documents, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrowers or any other Guarantor or exercise any other right or remedy available to them against any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash (excluding contingent obligations as to which no claim has been made). To the fullest extent permitted by applicable Law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrowers or any other Guarantor, as the case may be, or any security. To the fullest extent permitted by applicable Law, each Loan Party waives any and all suretyship defenses.

Section 2.04 Reinstatement.

Notwithstanding anything to contrary contained in this Agreement, each of the Guarantors agrees that (a) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of any Borrower or any other Guarantor or otherwise and (b) the provisions of this Section 2.04 shall survive the termination of this Agreement.

Section 2.05 Agreement To Pay; Subrogation.

In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrowers or any other Guarantor to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrowers or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

Section 2.06 Information.

Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Indemnity, Subrogation and Subordination

Upon payment by any Guarantor of any Guaranteed Obligations, all rights of such Guarantor against any Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made) and the termination of all Commitments to any Loan Party under any Loan Document. If any amount shall erroneously be paid to a Borrower or any other Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Borrower or any other Guarantor, such amount shall be held in trust for the benefit of the Secured Parties and shall promptly be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Guarantor shall, under this Agreement or the Credit Agreement as a joint and several obligor, repay any of the Guaranteed Obligations constituting Loans made to another Loan Party under the Credit Agreement (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount and the denominator of which is the sum of the Allocable

Amounts of all of the Guarantors; provided that such rights of contribution and indemnification shall be subordinated to the prior payment in full, in cash, of all of the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made). As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder and under the Credit Agreement without (a) rendering such Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA.

ARTICLE IV

Miscellaneous

Section 4.01 Notices.

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notice hereunder to a Guarantor other than Holdings shall be given in care of the Parent Borrower as provided in Section 10.02 of the Credit Agreement.

Section 4.02 Waivers; Amendment.

(a) No failure by any Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Revolving Credit Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the

Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 4.03 Administrative Agent’s Fees and Expenses; Indemnification.

(a) Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Guarantor”.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all liabilities, losses, damages, claims and expenses (including Attorney Costs, but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one firm of local counsel in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees) of any kind or nature whatsover which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with, (i) the execution, delivery, enforcement, performance or administration of this Agreement or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or the consummation of the transactions contemplated hereby, (ii) any Commitment Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release or threat of Release of Hazardous Materials on or from any property currently or formerly owned or operated by any Guarantor, or any Environmental Liability of any Guarantor or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by a Borrower or any other Person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims, costs or expenses resulted from (i) the gross negligence, bad faith, or willful misconduct of such Indemnitee or of any Affiliate, controlling persons, director, officer, employee, member, agent, partner, advisor or other representative of such Indemnitee, as determined by the final non-appealable judgment of a court of competent jurisdiction, (ii) disputes amongst Indemnitees other than (1) any claim against an Indemnitee in its capacity or in fulfilling its role as Administrative Agent and (2) any claim arising out of any act or omission of the Parent Borrower or any of its Affiliates (as determined by a count of competent jurisdiction in a final and non-appealable judgment of a court of competent jurisdiction), (iii) a material breach of any obligations under any Loan Document by such Indemnitee or of any Affiliate, controlling persons, director, officer, employee, member, agent, partners, advisor or other representative of such Indemnitee, as determined by a final, non-appealable judgment of a court of competent jurisdiction (iv) subject to Section 3.01 of the Credit Agreement, Taxes, or amounts excluded from the definition of “Taxes” pursuant to clauses (i) through (viii) of the first sentence of Section 3.01(a) of the Credit Agreement, that are imposed with respect to payments to or for the account of any Agent or any Lender under any Loan Document, which, in each case, shall be governed by Section 3.01 of the Credit Agreement or (v) Other Taxes or to taxes covered by Section 3.04 of the Credit Agreement. No Indemnitee nor any Guarantor shall have any liability and each party hereby waives, any claim against any other party to this Agreement or any Indemnitee, for any special, punitive, indirect or consequential damages relating to this Agreement or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Guarantor, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses incurred related thereto). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 4.03 applies, such indemnity shall be effective whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.

(c) Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations guaranteed hereby and secured by the Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, any resignation of the Administrative Agent or any document governing any of the obligations arising under any Secured Hedge Agreement or Secured Cash Management Agreement, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within 30 Business Days of written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 4.03.

Section 4.04 Successors and Assigns.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or any Secured Party that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. Except as provided in Section 10.07 of the Credit Agreement, no Guarantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

Section 4.05 Survival of Agreement.

All covenants, agreements, indemnities, representations and warranties made by the Guarantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until this Agreement is terminated as provided in Section 4.11 hereof, or with respect to any individual Guarantor until such Guarantor is otherwise released from its obligations under this Agreement in accordance with the terms hereof.

Section 4.06 Counterparts; Effectiveness; Several Agreement.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument. Delivery by telecopier or by electronic .pdf copy of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each Guarantor (and, with respect to each Person that becomes a Guarantor hereunder following the Closing Date, on the date of delivery of a Guaranty Supplement by such Guarantor) and the Administrative Agent and thereafter shall be binding upon and inure to the benefit of each Guarantor, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, subject to Section 4.04 hereof. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, restated, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

Section 4.07 Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.08 Governing Law, etc..

The terms of Sections 10.15 and 10.16 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue, consent to services of process and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 4.09 Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 4.10 Obligations Absolute.

To the extent permitted by Law, all rights of the Administrative Agent and the other Secured Parties hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) subject only to termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.11, but without prejudice to reinstatement rights under Section 2.04, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Agreement.

Section 4.11 Termination or Release.

(a) This Agreement and the Guarantees made herein shall terminate with respect to all Guaranteed Obligations when (i) all Commitments have expired or been terminated and the Lenders have no further commitment to lend under the Credit Agreement, (ii) all principal and interest in respect of each Loan and all other Guaranteed Obligations (other than (A) contingent indemnification obligations with respect to then unasserted claims and (B) Guaranteed Obligations in respect of obligations that may thereafter arise with respect to any Secured Hedge Agreement or any Secured Cash Management Agreement, in each case, not yet due and payable, unless the Administrative Agent has received written notice, at least two (2) Business Days prior to the proposed date of any such termination, stating that arrangements reasonably satisfactory to each applicable Hedge Bank or Cash Management Bank in respect thereof have not been made) shall have been paid in full in cash, (iii) all Letters of Credit shall have expired or terminated (or been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer) and (iv) the Outstanding Amount of all L/C Obligations have been reduced to zero (or Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), provided, however, that in connection with the termination of this Agreement, the Administrative Agent may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Secured Parties against (x) loss on account of credits previously applied to the Guaranteed Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to Secured Hedge Agreements or Secured Cash Management Agreement to the extent not provided for thereunder.

(b) A Guarantor shall automatically be released in the circumstances set forth in Section 9.10 of the Credit Agreement.

(c) In connection with any termination or release pursuant to clauses (a) or (b) above, the Administrative Agent shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 4.11 shall be without recourse to or warranty by the Administrative Agent.

(d) At any time that the respective Guarantor desires that the Administrative Agent take any of the actions described in immediately preceding clause (c), it shall, upon request of the Administrative Agent deliver to the Administrative Agent an officer’s certificate certifying that the release of the respective Guarantor is permitted pursuant to clause (a) or (b) above. The Administrative Agent shall have no liability whatsoever to any Secured Party as a result of any release of any Guarantor by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 4.11.

Section 4.12 Additional Restricted Subsidiaries.

Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of the Loan Parties that are wholly owned Material Domestic Subsidiaries and not Excluded Subsidiaries and that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Guarantors upon becoming Restricted Subsidiaries (for avoidance of doubt, the Parent Borrower may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute a Guaranty Supplement in accordance with the provisions of this Section 4.12 and any such Restricted Subsidiary shall be a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein). Upon execution and delivery by the Administrative Agent and a Restricted Subsidiary of a Guaranty Supplement, such Restricted Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

Section 4.13 Recourse; Limited Obligations.

This Agreement is made with full recourse to each Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Guarantor contained herein, in the Credit Agreement and the other Loan Documents and otherwise in writing in connection herewith or therewith. It is the desire and intent of each Guarantor and each applicable Secured Party that this Agreement shall be enforced against each Guarantor to the fullest extent permissible under applicable Law applied in each jurisdiction in which enforcement is sought.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GUARANTORS:

SKY GROWTH INTERMEDIATE HOLDINGS II CORPORATION

By:

Name:	Michael Tropiano
Title:	Executive Vice President and Chief Financial Officer

[Guaranty]

ANCHEN INCORPORATED
ANCHEN PHARMACEUTICALS, INC.

By:

Name:	Michael Tropiano
Title:	Executive Vice President and Chief Financial Officer

PAR, INC.

By:

Name:	Michael Tropiano
Title:	Vice President and Chief Financial Officer

KALI LABORATORIES, INC.

By:

Name:	Michael Tropiano
Title:	Chief Financial Officer and Treasurer

[Guaranty]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:

	Name:	Keri Shull
	Title:	Vice President

[Guaranty]

SCHEDULE I TO GUARANTY

GUARANTORS

Anchen Incorporated

Anchen Pharmaceuticals, Inc.

Par, Inc.

Kali Laboratories, Inc.

EXHIBIT I TO GUARANTY

FORM OF GUARANTY SUPPLEMENT

SUPPLEMENT NO.      dated as of                  , 20     (the “Supplement”), to the Guaranty dated as of September 28, 2012, among SKY GROWTH INTERMEDIATE HOLDINGS II CORPORATION, a Delaware corporation (“Holdings”), the other Guarantors party thereto from time to time party thereto and BANK OF AMERICA, N.A., as Administrative Agent (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Guaranty”).

A. Reference is made to the Credit Agreement, dated as of September 28, 2012 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), by, among others, Par Pharmaceutical Companies, Inc., a Delaware corporation (the “Parent Borrower”), Par Pharmaceutical, Inc., a Delaware corporation (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), Holdings, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty, as applicable.

C. The Guarantors have entered into the Guaranty in order to (x) induce the Lenders to make Loans to the Borrowers and the L/C Issuer to issue Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to enter into Secured Cash Management Agreements. Section 4.12 of the Guaranty provides that additional Restricted Subsidiaries of the Parent Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce (x) the Lenders to make additional Loans and the L/C Issuer to issue additional Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to enter into Secured Cash Management Agreements and as consideration for (x) Loans previously made and Letters of Credit previously issued, (y) Secured Hedge Agreements previously entered into and/or maintained and (z) Secured Cash Management Agreements previously entered into and/or maintained.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

Section 1. In accordance with Section 4.12 of the Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder. In furtherance of the foregoing, the New Subsidiary, does hereby, irrevocably, absolutely and unconditionally guaranty, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, the due and punctual payment and performance of the Guaranteed Obligations, in each case, whether such Guaranteed Obligations are now existing or hereafter incurred under, arising out of or in connection with any Loan Document, Secured Hedge Agreements or Secured Cash Management Agreements, and whether at maturity, by acceleration or otherwise. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Subsidiary as if originally named therein as a Guarantor. The Guaranty is hereby incorporated herein by reference.

Section 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery by telecopier or by electronic .pdf copy of an executed counterpart of a signature page to this Supplement shall be effective as delivery of an original executed counterpart of this Supplement.

Section 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect, subject to the termination of the Guaranty pursuant to Section 4.11 of the Guaranty.

Section 5. The terms of Sections 10.15 and 10.16 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue, consent to services of process and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 6. If any provision of this Supplement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and in the Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guaranty.

Section 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement as provided in Section 4.03(a) of the Guaranty.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title: